AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment No. 2 to Agreement and Plan of Merger and Reorganization (this “Agreement”), is made as of May 15, 2022 by and among NEW CENTURY RESOURCES CORPORATION, a Nevada corporation (the “NCR”), Emissions Zero Module, Inc, a Wyoming corporation (“EZM”). NCR and EZM are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, the Parties have previously executed Agreement and Plan of Merger and Reorganization dated as of November 19, 2021, as amended by Amendment No.1 dated as of March 8, 2022 (Original Agreement”);

WHEREAS, the Parties have been diligently progressing towards completing the necessary documentation and conditions to close the Merger (as defined in the Original Agreement);

WHEREAS, a condition to Closing (as defined in the Original Agreement) is that NCR shall have obtained approval of the Merger from the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Parties have determined to further extend the time period to obtain FINRA approval and consummate the Merger.

NOW THEREFORE, in consideration of the covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the Parties agree as follows.

1.All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Original Agreement.

2.The Parties hereby re-confirm to each other that they shall continue to use their reasonable commercial efforts to provide information and documentation to FINRA on a timely basis to obtain approval from FINRA for the Merger.

3.Section 1.1 of the Original Agreement is hereby modified to remove the last sentence and insert the following sentence:

For the avoidance of doubt, the Parties acknowledge that a condition precedent to the enforcement of this Agreement is that the Financial Industry Regulatory Authority (“FINRA”) approve the Merger and if FINRA approval is not obtained before Wednesday, June 15, 2022 this Agreement shall be null and void, and the Parties shall be released from liability hereunder.

4.Section 1.2 of the Original Agreement is hereby amended and restated to read as follows:

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before Friday, April 17, 2022, and shall take place remotely, via electronic exchange of documents, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable and in any event not later than Wednesday, June 15, 2022 (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close. For the avoidance of doubt, the Closing shall not occur until such time as NCR has obtained Financial Industry Regulatory Authority (“FINRA”) approval of the Name Change and Merger and the Parties have complied with the requirements of Article V hereof. If FINRA approval has not been obtained by Wednesday, June 15, 2022, this Agreement shall be null and void.

6.NCR shall file on a timely basis a Form 8-k with the SEC reporting the execution of this Agreement.

7.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Nevada.

9.All other terms and conditions of the Original Agreement shall remain in full force and effect.

10.Each of the Parties has been duly authorized by its respective Board of Directors to execute this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be executed as of the 15th day of May, 2022.

COLAMBDA TECHNOLOGIES, INC.

(formerly NEW CENTURY RESOURCES CORPORATION)

By:

Name: George Christodoulo Title: President

EMISSIONS ZERO MODULE, INC.

By:

Name: David Riggs

Title: President